Exhibit 99.1 - BUSINESS CONSULTANT AGREEMENT

This Business Consultant Agreement ("Agreement") is made and effective March 28, 2013.

BETWEEN:                  Rhonda Keaveney (the " Consultant "), mailing address:

P.O. Box 26496, Scottsdale, AZ, 85255

AND:	Saveene Group, Canada Inc. (the "Company"), a corporation organized and existing under the laws of the Toronto, Ontario, with its head office located at:

30 Eglinton Avenue, Suite 808 Mississauga, Ontario, Canada

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

1.	Consultation Services

The Company hereby employs the consultant to perform the following services in accordance with the terms and conditions set forth in this agreement: The Consultant will consult with the officers and employees of the Company concerning matters relating to the management and organization of the Company, their financial policies, the terms and conditions of employment, and generally any matter arising out of the business affairs of the company.

2.	Terms of Agreement

This agreement will begin March 28, 2013 and will continue on a month to month basis on evergreen type perpetual non expiry type relationship. Either party may cancel this agreement on 30 days notice to the other party in writing, by certified mail or personal delivery. Payment will be paid in cash and stock as follows:

a.	Cash - $200 hourly rate for services rendered
b.	Stock - $2000 monthly payable in S8 stock

3.	Time Devoted by Consultant

It is anticipated the Consultant will spend approximately 40 hours a month in fulfilling its obligations under this contract. The particular amount of time may vary from day to day or week to week.

4.	Place Where Services Will Be Rendered

The Consultant will perform most services in accordance with this contract at a location of Consultant’s discretion. In addition, the Consultant will perform services on the telephone and at such other places as necessary to perform these services in accordance with this agreement.

5.	USE OF INFRASTRUCTURE

The Consultant will be paid at the rate of $200 hourly for work performed in accordance with this agreement. Moreover this fee shall cover the following use of infrastructure and Consultants established facilities such as:

a.	Administrative staff of the Company

6.	Independent Contractor DUTIES AND RESPONSIBILITIES

a.	Consultation and coordination of all compliance related work
b.	Contractor will work in conjunction with third party professionals and the Company employees to complete all necessary regulatory/SEC filings - i.e. S1/Form10, 15C211, 8K’s, Rule 3-11 (if needed), and SEC or FINRA type filings and document creation and management.
c.	Coordination with a USA based securities attorney to sign off on these in the interim – until the State Bar of California accepts Contractor.

Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this contract. Accordingly, the Consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the Consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

7.	Confidential Information

The Consultant agrees that any information received by the Consultant during any furtherance of the consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the Company will be treated by the Consultant in full confidence and will not be revealed to any other persons, firms or organizations.

8.	Employment of Others

The Company may from time to time request that the consultant arrange for the services of others. All costs to Consultant for those services will be paid by the Company but in no event shall the consultant employ others without the prior authorization of the Company.

SCHEDULE “A”

EMPLOYEE NON-DISCLOSURE AND NON-COMPETE AGREEMENT

WHEREAS, Company desires to employ Consultant and Consultant desires to be employed by Company in connection with certain aspects of the development or marketing of certain computer systems or other products for Company; and

WHEREAS, in connection with such employment, Consultant may be given access to, generate, or otherwise come into contact with certain proprietary and/or confidential information of Company or clients of Company; and

WHEREAS, Consultant and Company desire to prevent the dissemination or misuse of such information

NOW, THEREFORE, the parties hereto mutually agree as follows:

1.	Employment

Company hereby employs or continues to employ Consultant and Consultant hereby accepts employment, upon the terms and conditions contained herein and at a compensation as shall be agreed upon from time to time by Company and Consultant. This Agreement shall commence on the date hereof and shall remain in effect for an indefinite time until terminated by either party by giving the other party notice of termination at least 30 days in advance. While employed by Company, Consultant shall devote his or her full working time to Company's affairs and shall faithfully and diligently serve Company's interests.

2.	Confidentiality

Consultant recognizes and acknowledges that the systems which Company owns, plans or develops, whether for its own use or for use by its clients, are confidential and are the property of Company. Consultant further recognizes and acknowledges that in order to enable Company to perform services for its clients, such clients may furnish to Company confidential information concerning their business affairs, property, methods of operation or other data; that the goodwill afforded to Company depends upon, among other things, Company and its employees keeping such services and information confidential (collectively, including Company systems and Company client information, the "Confidential Information").

3.	Non-Disclosure

Consultant agrees that, except as directed by Company, the Consultant will not at any time, whether during or after his employment with Company, disclose to any person or use any Confidential Information, or permit any person to examine and/or make copies of any documents which contain or are derived from Confidential Information, whether prepared by the Consultant or otherwise coming into the Consultant's possession or control without the prior written permission of Company.

4.	Possession

Consultant agrees that upon request by Company, and in any event upon termination of employment, Consultant shall turn over to Company all documents, papers or other material in his possession or under his control which may contain or be derived from Confidential Information, together with all documents, notes or other work product which is connected with or derived from Consultant's services to Company whether or not such material is at the date hereof in Consultant's possession. Consultant agrees that the Consultant shall have no proprietary interest in any work product developed or used by Consultant and arising out of his employment by Company. Company shall, from time to time as may be requested by Company, do all things which may be necessary to establish or document Company's ownership of any such work product, including, but not limited to execution of appropriate copyright applications or assignments.

5.	Non-Competition

Consultant agrees and covenants that because of the confidential and sensitive nature of the Confidential Information and because the use of, or even the appearance of the use of, the Confidential Information in certain circumstances may cause irreparable damage to Company and its reputation, or to clients of Company, Employee shall not, until the expiration of two years after the termination of the employment relationship between Company and Consultant, engage, directly or indirectly, or through any corporations or associates in any business, enterprise or employment which is directly competitive with Company.

6.	Saving Provision

Company and Consultant agree and stipulate that the agreements and covenants not to compete contained in the preceding paragraph are fair and reasonable in light of all of the facts and circumstances of the relationship between Consultant and Company; however, Consultant and Company are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of and not in derogations of the provisions of the preceding paragraph Company and Consultant agree that in the event a court should decline to enforce the provisions of the preceding paragraph, that paragraph shall be deemed to be modified to restrict Consultant's competition with Company to the maximum extent, in both time and geography, which the court shall find enforceable; however, in no event shall the provisions of the preceding paragraph be deemed to be more restrictive to Consultant than those contained therein.

7.	Enforceable

The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Consultant against Company whether predicated on this Agreement or otherwise.

8.	ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto.

9.	Injunctive Relief

The Employee acknowledges that disclosure of any Confidential Information or breach of any of the non-competitive covenants or agreements contained herein will give rise to irreparable injury to Company or clients of Company, inadequately compensable in damages. Accordingly, Company or, where appropriate, a client of Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. The Consultant further acknowledges and agrees that in the event of the termination of employment with the Company the Consultant's experience and capabilities are such that the Consultant can obtain employment in business activities which are of a different or non-competing nature with his or her activities as a consultant of Company; and that the enforcement of a remedy hereunder by way of injunction shall not prevent the Consultant from earning a reasonable livelihood. The Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

10.	Company's Clients

If Consultant's employment with Company terminates for any reason, the Employee shall not, for a period of one year from the date of termination, have any business dealings whatsoever, either directly or indirectly or through corporate entities or associates with any customer or client of Company or its subsidiaries or any person or firm which has contacted or been contacted by Company as a potential customer or client of Company; and Employee shall keep in strictest confidence, both during the Consultant's employment and subsequent to termination of employment, and shall not during the period of employment or thereafter disclose or divulge to any person, firm or corporation, or use directly or indirectly, for the Consultant's own benefit or the benefit of others, any information which in good faith and good conscience ought to be treated as confidential information including, without limitation, information relating to the software developed by Company, information as to sources of, and arrangements for, hardware supplied to customers or clients of Company, submission and proposal procedures of Company, customer or contact lists or any other Confidential Information.

11.	Governing Law

The Agreement shall be construed in accordance with the laws of the State of Arizona.

12.	NOTICE

Any notice to be given under this Agreement shall be sufficient if it is in writing and is sent by certified or registered mail to Consultant at his residence address as the same appears on the books and records of Company or to Company at its principal office, attention of the President, or otherwise as directed by Company, from time to time.

13.	SURVIVAL

The provisions of this Agreement relating to confidentiality or non-competition shall survive the termination of employment, however caused.

COMPANY	CONSULTANT

Authorized Signature Andrea Zecevic, CEO	Authorized Signature Rhonda Keaveney